SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 23, 2004
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                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                     000-22817                  65-0813766
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(State or other jurisdiction        (Commission                (IRS Employer
        of incorporation)           File Number)            Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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                (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
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                 (Former name or former address, if changed since last report)

Item 8.01         Other Events

         On November 23, 2004, Harbor Florida Bancshares, Inc. ("Bancshares") announced that it would be participating in the Friedman, Billings, Ramsey 11th Annual Investor Conference in New York City, November 30 - December 1, 2004. A copy of the press release dated November 23, 2004 is attached as Exhibit 99.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        November 23, 2004          HARBOR FLORIDA BANCSHARES,
                                           INC., Registrant


                                         By:             /s/
                                             ---------------------------------
                                              Name:  H. Michael Callahan
                                              Title:  Senior Vice President and
                                              Chief Financial Officer



Exhibit No.                Description

99                         Press release dated November 23, 2004

                                                                 Exhibit 99



HARBOR FLORIDA BANCSHARES, INC. TO PRESENT AT FRIEDMAN, BILLINGS,
RAMSEY 11TH ANNUAL INVESTOR CONFERENCE


For Immediate Release:  November 23, 2004


(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in the Friedman, Billings, Ramsey 11th Annual Investor Conference in New York City, November 30 - December 1, 2004.

Michael J. Brown, Sr., Harbor's President and Chief Executive Officer, is scheduled to make a presentation at 8:50 a.m. (EST) on Wednesday, December 1 at the conference. Mr. Brown's presentation will be available for viewing via webcast at http://www.wallstreetwebcasting.com/webcast/fbr7/harb. The presentation slides will also be available on Harbor's website located at www.harborfederal.com.

Harbor Federal is headquartered in Fort Pierce, Florida and has 37 locations in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.